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Exhibit 12.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Annual Report on Form 20-F of Virgin Express Holdings PLC (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), each of the undersigned officers of the Company hereby certifies that, to such officer's knowledge:

        1.     The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Annual Report.

/s/ DAVID HOARE Name: David Hoare Title: Executive Chairman
/s/ SANG-CHUL MATHOT Name: Sang-Chul Mathot Title: Chief Financial Officer

June 27, 2003

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  Exhibit 12.1
CERTIFICATIONS